Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Hycroft Mining Holding Corporation’s Registration Statements on Form S-1 (Registration No. 333-264293), Form S-3 (Registration Nos. 333-257567, 333-279292, 333-290760, and 333-292470), and Form S-8 (Registration Nos. 333-249620, 333-265434, 333-292803, and 333-280193) of our report dated March 3, 2026, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP

Dallas, Texas
March 3, 2026